70 Maxess Road ▪ Melville, NY  11747
631-396-5000 ▪ Fax: 631-396-3016

FOR IMMEDIATE RELEASE

NU HORIZONS ELECTRONICS CORP.
ANNOUNCES TERMINATION OF DISTRIBUTION AGREEMENT
WITH XILINX, INC.

MELVILLE, NY, March 1, 2010 -- Nu Horizons Electronics Corp. (Nasdaq/NM: NUHC), a leading distributor of active and passive electronic components, announced today that Xilinx, Inc. has formally notified Nu Horizons of its intention to terminate its distribution agreement with Nu Horizons due to a change in Xilinx's distribution strategy.  The termination is effective as of June 5, 2010 and until that date Xilinx and Nu Horizons intend to work together to ensure a smooth transition.  Additionally, Xilinx has stated that it will work with Nu Horizons to honor customer backlog.  Pursuant to the terms of the distribution agreement, Nu Horizons has the right to return all unsold Xilinx inventory to Xilinx, at Xilinx’s expense, for a full refund of the original purchase price.

The net value of Xilinx inventories at February 28, 2010 was $41.2 million, inclusive of confirmed orders.  Xilinx product sales were approximately 32% of the Company's total sales for fiscal 2010.

Arthur Nadata, Executive Chairman and Interim Chief Executive Officer of Nu Horizons stated, “We have worked with Xilinx for 23 years and although we are disappointed that Xilinx has decided to terminate our relationship, this change is not related to Nu Horizons’ performance, but solely due to a change in Xilinx’s strategy going forward.  We believe that the termination of this relationship will enable Nu Horizons to expand our line card and pursue new business opportunities.  We are grateful to have leveraged this relationship to attain a global presence for Nu Horizons.  Going forward, we believe that we will see continued global revenue growth from our product lines exclusive of Xilinx.  In our third fiscal quarter, we reported our second consecutive quarter of growth in sales, gross profit and operating income.  Nu Horizons’ financial position remains healthy and management believes it has adequate resources to grow the business and fund operations in fiscal 2011. We continue to have the ability to build our sales in the many other quality franchise product lines we maintain and in new product lines by offering design-in and other services to our customers globally.  We intend to reallocate our sales and engineering resources to support our other key suppliers, as well as to potential new suppliers to further accelerate our growth. ”

About Nu Horizons Electronics Corp.
Nu Horizons Electronics Corp. is a leading global distributor of advanced technology semiconductor, display, illumination, power and system solutions to a wide variety of commercial original equipment manufacturers (OEMs) and electronic manufacturing services providers (EMS). With sales facilities in 54 locations across North America, Europe and Asia and regional logistics centers throughout the globe, Nu Horizons partners with a limited number of best-in-class suppliers to provide in-depth product development, custom logistics and life-cycle support to its customers. Information on Nu Horizons and its services is available at www.nuhorizons.com.

Nu Horizons Electronics Corp. Reports Termination
of Distribution Agreement with Xilinx, Inc.

Cautionary Statement Regarding Forward-Looking Statements
Except for historical information contained herein, the matters set forth in this news release are forward-looking statements.  When used in this press release, words such as "anticipate," "believe," "estimate," "expect," "intend" and similar expressions, as they relate to Nu Horizons or its management, identify forward-looking statements.  Such forward-looking statements are based on the current beliefs of Nu Horizons’ management, as well as assumptions made by and information currently available to its management.  Forward-looking statements involve certain risks and uncertainties that could cause actual results to differ from those in the forward looking-statements. Potential risks and uncertainties include such factors as the level of business and consumer spending for electronic products, the amount of sales of the Company’s products, the competitive environment within the electronics industry, the ability of the Company to continue to expand its operations, the  level of costs incurred in connection with the Company’s expansion efforts, the financial strength of the Company’s customers and suppliers and risks.  Investors are also directed to consider other risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission.  Such statements reflect our current view with respect to the future and are subject to these and other risks, uncertainties and assumptions relating to Nu Horizons’ financial condition, results of operations, growth strategy and liquidity.  The Company does not undertake any obligation to update its forward-looking statements.

Company Contact:
Kurt Freudenberg
Executive Vice President and Chief Financial Officer
Nu Horizons Electronics Corp.
kurt.freudenberg@nuhorizons.com
631-396-5000

Jordan M. Darrow
Darrow Associates, Inc.
jdarrow@darrowir.com
631-367-1866